Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221178

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where to offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated December 7, 2017)

Shares of Common Stock

USIO, INC.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering                shares of our common stock, $0.001 par value per share, at a public offering price of $                per share.

The shares will be issued and sold pursuant to an underwriting agreement dated                 , 2020 between us and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named therein. See “Underwriting” in this prospectus supplement for additional information. The underwriters have the option to purchase up to            additional shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. The over-allotment option is exercisable for 45 days from the date of this prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “USIO.” On September 15, 2020, the last reported sale price for our common stock was $1.76 per share. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on September 15, 2020 was $21,617,056 based on a share price of $1.76 (the last reported sale price of our common stock on The Nasdaq Capital Market on September 15, 2020) and 12,282,418 voting and non-voting non-affiliate shares of common stock outstanding. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We did not sell any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.

	Per Share	Total
Public Offering Price
Underwriter discounts and commissions (1) (2)
Proceeds, before expenses, to us

(1)	In addition, we agreed to reimburse the underwriters for certain expenses as described under "Underwriting" on page S-7 of this prospectus supplement.
(2)	We have granted a 45-day day option to the underwriters to purchase additional shares of common stock solely to cover over-allotments, if any.

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $           , which includes underwriting expenses we have agreed to reimburse.

The underwriters expect to deliver the shares on or about                  , 2020, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors" beginning on page S-3 of the accompanying prospectus supplement, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________________

Sole Book-Running Manager

Ladenburg Thalmann

Co-Manager

Barrington Research

The date of this prospectus supplement September      , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, including any information incorporated therein by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated December 7, 2017, are part of a “shelf” registration statement on Form S-3 that was initially filed with the Securities and Exchange Commission, or SEC, on October 27, 2017, and declared effective on December 6, 2017.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We have not authorized anyone to provide you with different or additional information. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the terms “Usio,” “we,” “us,” “our,” and similar terms refer to Usio, Inc. and its subsidiaries on a consolidated basis.

THE OFFERING

Securities offered:	We are offering shares of our common stock.

Overallotment option:

We have granted the underwriter an option, exercisable in whole or in part during the 45-day period following the date of this prospectus supplement, to cover over-allotments, if any, to purchase       additional shares of common stock at the public offering price, less underwriting discounts and commissions.

Common stock outstanding prior to this offering:	shares of common stock.

Common stock to be outstanding immediately after this offering (1):	shares of common stock.

Use of proceeds:

The net proceeds from this offering after deducting estimated underwriter discounts and commissions and offering expenses payable by us will be approximately $             million at an offering price of $               per share. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including investments in our growth businesses and acquisitions. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from this offering.

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” below for factors to consider before deciding to purchase our securities.

Trading symbol:	“USIO”

(1)    The number of shares of common stock to be outstanding immediately after this offering is based on shares of our common stock outstanding as of September         , 2020, and excludes, as of such date:

●	1,222,299 shares of treasury stock;

●	432,666 shares of common stock issuable upon conversion of restricted stock units;

●	4,669,181 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan;

●

90,000 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock, of which 30,000 warrants are vested, with an exercise price of $2.00 per share, and the remaining 60,000 warrants will vest in 30,000 increments on July 31, 2021 and July 31, 2022, respectively, with an exercise price per share to be determined as of such vesting dates; and

●	any additional shares of common stock we may issue from time to time after such date.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks we face, but those that we consider to be material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to Our Company

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expenses and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

Our share price may be volatile.

The market price of our common stock has fluctuated in the past. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.

Additional Risks Related to This Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including investments in our growth businesses and acquisitions. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

Purchasers in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share of common stock in this offering may be substantially higher than the net tangible book value per share of common stock, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of common stock. After giving effect to the sale by us of               shares of common stock offered in this offering at a public offering price of $               per share, and after deducting underwriting discounts and estimated offering expenses payable by us, purchasers in this offering can expect an immediate dilution of $             per share, representing the difference between our as adjusted net tangible book value per share as of July 1, 2020, after giving effect to this offering and the offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

OUR COMPANY

We provide integrated electronic payment processing services to merchants and businesses. Our business centers around three main payments solutions: Automated Clearing House, or ACH processing, prepaid and debit card-based card-issuing and processing services, and card processing (including Payment Facilitation) services. Our services are based on our innovative and proprietary payment enablement technology.

ACH: We provide integrated electronic payment processing services to merchants and businesses, including processing services and transaction processing via the ACH network. The ACH network is a nationwide electronic funds transfer system that is regulated by the Federal Reserve and the National Automatic Clearing House Association, or NACHA, the electronic payments association, and provides for the clearing of electronic payments between participating financial institutions. Our ACH processing services enable merchants or businesses to both disburse and collect funds electronically using e-checks instead of traditional paper checks. An e-check is an electronic debit to a bank checking account that is initiated at the point-of-sale, on the Internet, over the telephone or via a bill payment sent through the mail. E-checks are processed using the ACH network. We are one of only seven companies that hold the prestigious NACHA certification for Third-Party Senders, were the second company to receive the certification, the most tenured and the only Third-Party Sender that originates ACH transactions for a broad group of industries.

Prepaid Card: We develop, manage and process a variety of Mastercard-branded prepaid card program types, including consumer reloadable, consumer gift, incentive, promotional, general disbursement and corporate expense cards. Our Akimbo Mastercard, via the domain name www.akimbocard.com, offers prepaid cards to consumers for use as a tool to stay on budget, manage allowances and share money with family and friends. Under the AkimboNow brand we offer card programs whereby businesses can issue both physical and virtual cards for disbursements, expense management and government assistance programs. All of our card programs can be custom branded. The card platform has a full technology stack that is accessible by our clients to allow them to integrate card programs into their offerings. Our platform is the system of record, maintains balances and performs real-time authorizations and settlement processing. Our cards support Apple Pay®, Android Pay™ and Samsung Pay™. We believe that we have a unique technology that allows cards to be pushed directly into these digital wallets with or without the customer’s consent.

Card Processing: Our growth strategy is driven by way of a leveraged, one-to-many, distribution model targeting Integrated Software Vendors, or ISVs, and the software development marketplace. Target vertical characteristics represent low risk, high average ticket, recurring transactions and low attrition, found in such verticals as healthcare, property management, legal, utilities, insurance and field services. As a result of the Singular Payments acquisition in September of 2017, we launched our payment facilitation platform, "PayFac-in-a-Box", in a fully commercialized fashion in April of 2019. The PayFac-in-a-Box platform offers a simple integration experience for software companies seeking to monetize the payments volume associated within their existing base of downstream customers. Our unique ability lies in how our innovative platform that serves ISVs through a single, omni-channel payment acceptance environment, including face-to-face, eCommerce, mobile and virtual payments. A traditional card-present transaction occurs when a card holder physically presents a credit or debit card to a merchant at the point-of-sale. A card-not-present transaction occurs when the customer does not physically present a payment card at the point-of-sale and may occur over the Internet, mail, fax or telephone. The application also processes PINless debits and credits in real-time.

Usio, Inc. was founded under the name Billserv.com, Inc. in July 1998 and incorporated in the State of Nevada. On June 26, 2019, we changed our corporate name from Payment Data Systems, Inc. to Usio, Inc. Our principal offices are located at 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. Our telephone number is (210) 249-4100. Our websites are www.usio.com, www.singularpayments.com, www.payfacinabox.com, www.ficentive.com and www.akimbocard.com. Information contained in our websites does not constitute part of this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein, the words “expect,” “believe,” “anticipate,” “estimate,” “may,” “could,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We have discussed many of these risks and uncertainties in greater detail in this prospectus under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein.

These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

We estimate that we will receive up to $             million in net proceeds from the sale of shares of common stock in this offering, based on an assumed public offering price of $              per share after deducting underwriter discounts and estimated offering expenses payable by us. We intend to use the net proceeds received from this offering for general working capital and general corporate purposes, including investments in our growth businesses and acquisitions.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of July 1, 2020 was approximately $6,842,457, or approximately $0.34 per share, based on 20,391,765 shares outstanding. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of common stock offered by this prospectus supplement at an offering price of $[___] per share in connection with this offering and after deducting the estimated underwriter discounts, commissions and offering expenses, our pro forma net tangible book value as of July 1, 2020 would have been approximately $[___] or approximately $[___] per share. This represents an immediate increase in net tangible book value of approximately $[___] per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $[___] per share to purchasers of shares of common stock in this offering, as illustrated by the following table:

Public offering price per share	$
Net tangible book value per share as of July 1, 2020	$
Increase per share attributable to the offering	$
As adjusted net tangible book value per share after this offering	$
Dilution per share to new investors	$

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants or the issuance of other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The number of shares of common stock shown above to be outstanding after this offering is based on 20,391,765 shares outstanding as of July 1, 2020, and excludes the following:

•	1,180,763 shares of treasury stock; and
•	357,322 shares of common stock issuable pursuant to restricted stock units, subject to vesting;
•	150,000 shares of common stock issuable pursuant to common stock purchase warrants.

DESCRIPTION OF SECURITIES

We have 200,000,000 shares of authorized common stock, par value $0.001 per share. As of September 1, 2020, there were 19,959,603 shares outstanding, subject to 1,222,299 treasury shares.

Our common stock is traded on The Nasdaq Capital Market under the symbol "USIO."

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, telephone (718) 921-8200.

UNDERWRITING

We have entered into an underwriting agreement with Ladenburg Thalmann & Co. Inc., or Ladenburg, acting the representative of the several underwriters named below, with respect to the shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of shares provided below opposite their respective names. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares of common stock covered by the over-allotment option described below.

Underwriters	Number of Shares
Ladenburg Thalmann & Co. Inc.
Barrington Research Associates, Inc.
Total

The underwriters have advised us that they propose to offer the shares to the public at a price of $           per share. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $                  per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery against payment in immediately available funds on or about              , 2020, subject to customary closing conditions. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional              shares of common stock, at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discount and commissions. The underwriters may exercise its option, in whole or in part, any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any.

Commissions and Discounts

The table below summarizes the underwriting discount and commission that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which includes the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc., or FINRA, to be underwriting compensation under its rules. The underwriting discount and other items of compensation the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $               . This includes $100,000 of fees and expenses of the underwriters. These expenses are payable by us.

Indemnification

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide certain exceptions and their restrictions may be waived at any time by the Ladenburg as representative of the underwriters.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus supplement.

Other Relationships

The underwriters and each of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have in the past, and may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and each of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and each of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of any securities offered by this prospectus supplement will be passed upon for us by Trombly Business Law, P.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Crowell & Moring LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of Usio, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in Usio, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, have been audited by Akin, Doherty, Klein & Feuge, P.C., an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of the SEC’s website is www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement, and any references to this website or any other website are inactive textual references only.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above. In addition to the foregoing, we maintain a website at www.usio.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus supplement. We make available at www.usio.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 30, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 14, 2020, and for the fiscal quarter ended June 30, 2020, filed on August 14, 2020;

•	our Current Reports on Form 8-K filed on April 20, 2020, May 19, 2020, June 9, 2020, July 6, 2020, August 21, 2020; August 31, 2020; and September [___], 2020; and

•	our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2020.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement, at no cost, by writing or telephoning us at the following address and number: Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas, 78231, telephone (210) 249-4100. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221178

PROSPECTUS

$50,000,000

PAYMENT DATA SYSTEMS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time, offer and sell common stock, preferred stock or warrants, either separately or in units, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PYDS.” On December 5, 2017, the last reported sale price for our common stock was $2.06 per share. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on December 5, 2017 was $13,759,729 based on a share price of $2.06 and 6,679,480 non-affiliate shares of common stock outstanding. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2017.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of preferred stock, common stock or warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $50,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before buying shares of our common stock, preferred stock, warrants, or units or any combination of these securities. You should read the entire prospectus carefully, especially the risks of investing in our securities that we describe under “Risk Factors” and our consolidated financial statements appearing in our annual and periodic reports incorporated in this prospectus by reference, before deciding to invest in our securities. Unless the context requires otherwise, references to “Payment Data,” “the Company,” “the Registrant,” “we,” “our” and “us” refer to Payment Data Systems, Inc.

Company Overview

We provide integrated electronic payment processing services to merchants and businesses, including Automated Clearing House, or ACH, processing, credit, prepaid card and debit card-based processing services. Through our wholly-owned subsidiary, FiCentive, Inc., we offer prepaid card processing and program management services for various other card programs including incentive cards for clinical trial recipients, consumer gift cards, rebate cards, and various other card programs that can be branded or white labeled. Through Akimbo, under the domain name www.akimbocard.com, we offer Mastercard prepaid cards to consumers for use as a tool to stay on budget, manage allowances and share money with family and friends. We have further developed our Akimbo platform to include Akimbo Now for businesses, Akimbo Gift for consumers and support for Apple Pay™, Android Pay and Samsung Pay. We introduced a new PIN-less debit product that allows merchants to debit and credit accounts in real-time in October 2016. On September 1, 2017, we closed the acquisition of Singular Payments, LLC. Singular Payments is a Fintech payments provider that relies upon innovative technology to process payments for merchants in healthcare and other niche markets nationwide. Singular is primarily focused on custom software integrations of their flat rate payment processing offerings and their proprietary, simple to use electronic bill payment presentment and payment platform which allows merchants to streamline the costly and labor intensive process of invoicing and collections.

Corporate Information

We were founded in July 1998 and incorporated in the State of Nevada. Our principal executive offices are located at 12500 San Pedro, Ste. 120, San Antonio, Texas 78216. Our telephone number is (210) 249-4100. Our websites are www.paymentdata.com, www.singularpayments.com, www.ficentive.com, www.akimbocard.com and www.zbill.com. Information contained in our websites does not constitute part of this prospectus which forms part of this registration statement.

The Securities We May Offer

We may offer and sell, from time to time, in one or more offerings, any combination of shares of our common stock and preferred stock, and warrants to purchase any of such securities, up to a total aggregate offering price of $50,000,000 under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at www.paymentdata.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.paymentdata.com/node/104 copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

OUR COMPANY

We provide integrated electronic payment processing services to merchants and businesses, including all types of Automated Clearing House, or ACH, processing, credit, prepaid card and debit card-based processing services. Through our wholly-owned subsidiary, FiCentive, Inc., we offer prepaid card processing and program management services for various other card programs including incentive cards for clinical trial recipients, consumer gift cards, rebate cards, and various other card programs that can be branded or white labeled. The Akimbo Mastercard, via the domain name www.akimbocard.com, offers prepaid cards to consumers for use as a tool to stay on budget, manage allowances and share money with family and friends. The Akimbo Mastercard program became live on our processing platform in early April 2015. We have further developed our Akimbo platform to include Akimbo Now for businesses, Akimbo Gift for consumers and support for Apple Pay™, Android Pay and Samsung Pay. We introduced a new PIN-less debit product that allows merchants to debit and credit accounts in real-time in October 2016.

On September 1, 2017, we closed the acquisition of Singular Payments, LLC. Singular Payments is a Fintech payments provider that relies upon innovative technology to process payments for merchants in healthcare and other niche markets nationwide. Singular is primarily focused on custom software integrations of their flat rate payment processing offerings and their proprietary, simple to use electronic bill payment presentment and payment platform which allows merchants to streamline the costly and labor intensive process of invoicing and collections.

We were founded in July 1998 and incorporated in the State of Nevada. Our principal executive offices are located at 12500 San Pedro, Ste. 120, San Antonio, Texas 78216. Our telephone number is (210) 249-4100. Our websites are www.paymentdata.com, www.singularpayments.com, www.ficentive.com, www.akimbocard.com and www.zbill.com. Information contained in our websites does not constitute part of this prospectus which forms part of this registration statement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus or any prospectus supplement, the words “expect,” “believe,” “anticipate,” “estimate,” “may,” “could,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We have discussed many of these risks and uncertainties in greater detail in this prospectus under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, research and development, financing of capital expenditures, and future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. A copy of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws has been incorporated by reference from our filings with the SEC as exhibits to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Nevada Private Corporation Code, which we refer to as “Nevada law,” our amended and restated articles of incorporation, our amended and restated bylaws, the rights of the holders of our preferred stock, if any, as well as some of the terms of our outstanding indebtedness. See “Where You Can Find More Information.”

We have 200,000,000 shares of authorized common stock, par value $0.001 per share. As of November 10, 2017, there were 14,286,084 shares of common stock issued and 13,615,343 shares outstanding.

The following description of our common stock, and any description of our common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights: Each outstanding share of our common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, an affirmative vote of the majority of shares entitled to vote on a matter and that are represented either in person or by proxy at a meeting of stockholders decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our amended and restated articles incorporation or our bylaws. Directors will be elected by a plurality of the votes of the shares present at a meeting. Holders of shares of common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividends: Holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, any indebtedness outstanding from time to time and the availability of sufficient funds, as determined under Nevada law, to pay dividends.

Preemptive Rights: The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption: Shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights: In the event of any liquidation, dissolution, or winding up of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Listing: Our common stock is listed on the NASDAQ Capital Market under the symbol “PYDS.”

Transfer Agent and Registrar: The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, telephone (718) 921-8200.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. A copy of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws has been incorporated by reference from our filings with the SEC as exhibits to the registration statement of which this prospectus forms a part. A certificate of designation or amendment to the amended and restated articles of incorporation, as amended, will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, each as amended from time to time.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 10,000,000 shares of preferred stock, par value $0.01 per share, which are issuable in series on terms to be determined by our board of directors. Accordingly, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting, redemption, sinking fund and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series will rank equally and will provide for other terms as described in the applicable prospectus supplement. As of the date of this prospectus, there were no outstanding shares of our preferred stock.

Terms of Preferred Stock: Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

If our board of directors decides to issue any shares of preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable.  Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants: Each warrant will entitle the holder to purchase for cash shares of common stock or preferred stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common or preferred stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements: We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments: Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by a warrant will be adjusted proportionately if we subdivide or combine our common or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock, preferred stock, or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock, or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common or preferred stock are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the common stock or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common or preferred stock, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General: We may issue units consisting of common stock, preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series: We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units: Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title: We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN PROVISIONS OF NEVADA LAW AND

OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Nevada law and our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

General

Certain provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws and Nevada law could make our acquisition by a third party, a change in our incumbent management, or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our securities.

Articles of Incorporation and Bylaws

Authorized But Unissued Capital Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any securities exchange on which our stock may be listed. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our amended and restated articles of incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election of Directors. Our amended and restated bylaws provide that a majority of directors then in office may fill any vacancy occurring on our board of directors, even though less than a quorum may then be in office. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by that removal with its own nominees.

Removal of Directors. A director may be removed from office only by the affirmative vote of two-thirds or more of the combined voting power of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

Anti-takeover Effects of Nevada Law

Business Combinations with Interested Stockholders

The “business combination with interested stockholders” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the combination is approved by our board of directors prior to the date the interested stockholder obtained such status or the combination is approved by our board of directors and at such time or thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

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the combination was approved by our board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by our board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

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if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher; (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher; or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

Notwithstanding the foregoing, NRS 78.411 to 78.444, inclusive, do not apply to any combination of a resident domestic corporation with an interested stockholder after the expiration of four years after the person first became an interested stockholder.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Nevada corporation may “opt out” of these provisions either with an express provision in its original articles of incorporation or in an amendment to its articles of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Trombly Business Law, PC.

EXPERTS

The consolidated financial statements of Payment Data Systems, Inc. appearing in Payment Data Systems, Inc.’s annual report on Form 10-K for the year ended December 31, 2016, filed April 6, 2017 have been audited by Akin, Doherty, Klein & Feuge, PC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of the SEC’s website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above. In addition to the foregoing, we maintain a website at www.paymentdata.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.paymentdata.com/node/104 copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on April 6, 2017;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 15, 2017, and for the fiscal quarter ended June 30, 2017, filed on August 14, 2017, and for the fiscal quarter ended September 30, 2017, filed on November 14, 2017;

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our Current Reports on Form 8-K filed on January 6, 2017; January 13, 2017; March 13, 2017; March 23, 2017; March 31, 2017; May 11, 2017; June 8, 2017; August 7, 2017; September 8, 2017; and November 28, 2017; and the amendment to the Current Report on Form 8-K/A filed on November 17, 2017; and

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 27, 2017.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216, telephone (210) 249-4100. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Book-Running Manager

Ladenburg Thalmann

Co-Manager

Barrington Research